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                                                                   EXHIBIT 10.28


                                 OAKHURST GROUP
                              TAX SHARING AGREEMENT


         This Agreement is entered into as of the 18th day of July, 2001, by and among Oakhurst Company, Inc., a Delaware corporation (the "Parent"), Sterling Construction Company, a Delaware corporation ("Sterling"), Steel City Products, Inc., a Delaware corporation ("Steel City"), and such other companies set forth on Schedule A attached hereto (together with Sterling and Steel City, the "Subsidiaries").

         WHEREAS, this Agreement amends and modifies that certain Tax Sharing Agreement dated as of the ___ of September, 1991 by and among Hallwood Holdings Incorporated and Hallwood Industries Incorporated; and

         WHEREAS, Parent and the Subsidiaries are or will become members of an affiliated group of corporations (the "Affiliated Group") as defined in Code
Section 1504(a); and

         WHEREAS, Parent has filed and will continue to file consolidated, combined, and/or unitary Income Tax returns for the Affiliated Group; and

         WHEREAS, it is the intent and desire of the Affiliated Group to set forth procedures for Income Tax return preparation and filing, as well as for audit management; and

         WHEREAS, it is the intent and desire of the Affiliated Group that an equitable and practical method be established for (i) calculating each member of the Affiliated Group's share of Income Tax liability for purposes of determining the earnings and profits of such member; (ii) reimbursing Parent for amounts paid in respect of each Subsidiary's Income Tax liability; and (iii) compensating the members of the Affiliated Group for the use of Tax Benefits of the Subsidiaries.

         NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. Definitions. The following definitions shall apply for purposes of this Agreement:

                  (a) "Code" means the Internal Revenue Code of 1986, as amended, and shall include corresponding provisions of any subsequently enacted federal tax laws.

                  (b) "Estimated Tax Installment Date" means the due date for making estimated tax payments with respect to the consolidated federal income tax liability, or applicable combined, consolidated, or unitary group state, local or foreign income tax liability for a taxable year (without including extensions).

                  (c) "Estimated Tax Period" means the period of time beginning the calendar day immediately following each Estimated Tax Installment Date, and ending on the next succeeding Estimated Tax Installment Date.


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                  (d) "Income Tax" means any federal, state, local or foreign
         Tax imposed upon, measured by, or determined by reference to, or one of the bases of which is, gross or net income, gross or net receipts, or analogous concepts.

                  (e) "Intercompany Note" means that certain promissory note dated July ___, 2001, between Parent, as maker, and Sterling as holder.

                  (f) "IRS" means the Internal Revenue Service.

                  (g) "Tax" or "Taxes" means all forms of taxation, whenever created or imposed, and whether of the United States or elsewhere, and whether imposed by a local, municipal, governmental, state, federation or other body, and without limiting the generality of the foregoing, shall include income, sales, use, ad valorem, gross receipts, license, value added, franchise, transfer, recording, withholding, payroll, employment, excise, occupation, premium and property taxes, together with any related interest, penalties and additions to any such tax, or additional amounts imposed by any Taxing Authority (domestic or foreign) upon the Affiliated Group or any of its respective members or divisions or businesses.

                  (h) "Taxing Authority" means the IRS, or any other comparable state, county, or other local or foreign governmental authority.

                  (i) "Treasury Regulations" means the permanent, temporary or proposed regulations of the U.S. Department of the Treasury promulgated under the Code, as such regulations may be lawfully changed from time to time (including corresponding provisions of succeeding regulations).

         2. Consolidated Federal Income Tax Return. A consolidated federal income tax return (the "Consolidated Return") shall be filed by Parent for the taxable year ended December 31, 2001, and for each subsequent taxable year in respect of which this Agreement is in effect and for which the Affiliated Group is required or permitted to file a consolidated federal income tax return. For so long as they remain members of the Affiliated Group, Parent and Subsidiaries consent to their inclusion in the Consolidated Return. Parent and Subsidiaries shall execute and file such consents, elections, and other documents that may be required or appropriate for the proper filing of the Consolidated Return. Each Subsidiary agrees to furnish Parent, in the manner and within the time requested, with any and all information necessary to prepare the Consolidated Return.

         3. Federal Income Tax.

                  (a) Parent shall compute the consolidated federal Income Tax liability of the Affiliated Group as described in Section 2 above.

                  (b) With respect to each Subsidiary, Parent shall compute the federal Income Tax liability of the Affiliated Group exclusive of all items of income, deduction, and credit generated by such Subsidiary for each taxable year.



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                  (c) With respect to each Subsidiary, Parent shall also compute the federal Income Tax which would be due and payable by such Subsidiary for such taxable year if it had filed a separate federal income tax return.

                  (d) For each taxable year, each Subsidiary shall pay Parent the amount determined in Section 3(c) above with respect to such Subsidiary (the "Allocated Federal Tax Liability").

                  (e) Based upon the calculations set forth in Sections 3(a) and
         (b) above, each taxable year Parent shall pay to each Subsidiary the amount equal to twenty percent (20%) of the incremental federal Income Tax benefit (the "Allocated Federal Tax Benefit") of having such Subsidiary become or continue to be a member of the Affiliated Group.

         4. Combined, Consolidated, or Unitary Income Tax Return. A combined, consolidated or unitary income tax return for any state or local jurisdiction (a "Combined Return") shall be filed by Parent for any taxable year (i) for which Parent and Subsidiaries are required to file such a Combined Return, and (ii) for which Parent and Subsidiaries are permitted to file such a Combined Return, and such filing is determined by Parent to be advantageous to the Affiliated Group. Parent and Subsidiaries consent to their inclusion in such Combined Return. Parent and Subsidiaries shall execute and file such consents, elections, and other documents as may be required or appropriate for the proper filing of such returns. Each Subsidiary agrees to furnish Parent, in the manner and within the time requested, with any and all information necessary to prepare such Combined Return.

         5. Non-Federal Income Tax.

                  (a) With respect to each jurisdiction for which Parent files a Combined Return pursuant to Section 4 herein, Parent shall compute the non-federal Income Tax liability of the Affiliated Group as described in Section 4 above.

                  (b) With respect to each jurisdiction for which Parent files a Combined Return pursuant to Section 4 herein and for each Subsidiary, Parent shall compute the non-federal Income Tax liability of the Affiliated Group exclusive of all items of income, deduction, and credit generated by such Subsidiary for each taxable year.

                  (c) With respect to each jurisdiction for which Parent files a Combined Return pursuant to Section 4 herein and for each Subsidiary, Parent shall also compute the non-federal Income Tax which would be due and payable by such Subsidiary for such taxable year to such jurisdiction if it had filed a separate income tax return in such jurisdiction.

                  (d) For each taxable year, each Subsidiary included in a Combined Return of a particular jurisdiction shall pay Parent the amount determined in Section 5(c) above with respect to such Subsidiary and such jurisdiction (the "Allocated Non-Federal Tax Liability").

                  (e) Based upon the calculations set forth in Sections 5(a) and
         (b) above, each taxable year Parent shall pay to each Subsidiary included in a Combined Return the



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         amount equal to twenty percent (20%) of the incremental non-federal
         Income Tax benefit (the "Allocated Non-Federal Tax Benefit") of having such Subsidiary become or continue to be a member of the Affiliated Group.

         6. Payment. For each Estimated Tax Period, the portion of the Allocated Federal Tax Liability, the Allocated Non-Federal Tax Liability, the Allocated Federal Tax Benefit and the Allocated Non-Federal Tax Benefit computed under paragraphs 3 and 5 hereof allocable to such Estimated Tax Period shall be due and payable no later than ten days prior to the Estimated Tax Installment Date on which such Estimated Tax Period ends. All payments to be made by any party under this Agreement may be netted against payments due to such party, either under this Agreement or otherwise (including, but not limited to, pursuant to the Intercompany Note).

         7. Characterization. Parent and each Subsidiary shall treat any payments made from Subsidiary to a higher-tier Subsidiary or to Parent under this Agreement as a distribution from such Subsidiary to the higher-tier Subsidiary or Parent with respect to the distributee's stock in the distributor. Parent and each Subsidiary shall treat any payments made from Parent or from a higher-tier Subsidiary to such Subsidiary under this Agreement as a contribution to the capital of such Subsidiary by Parent or the higher-tier Subsidiary.

         8. Earnings and Profits. For purposes of determining the earnings and profits of each member of the Affiliated Group pursuant to Code Section 1552 and the Treasury Regulations thereunder, the parties hereto agree to allocate the consolidated federal income tax liability among the Affiliated Group using the method set forth in Code Section 1552(a)(2) and the Treasury Regulations thereunder. A similar rule shall apply to the allocation of non-federal Income Tax liability in determining earnings and profits pursuant to any provision of non-federal Income Tax law analogous to Code Section 1552 and the Treasury Regulations thereunder.

         9. Calculation. The calculation of the Allocated Federal Tax Liability, Allocated Non-Federal Tax Liability, Allocated Federal Tax Benefit, and Allocated Non-Federal Tax Benefit for each Subsidiary shall be determined in good faith by Parent. If Parent and a Subsidiary fail to agree on the calculations required to be made pursuant to this Section 9 with respect to such Subsidiary, the dispute shall be resolved within ninety (90) days of the date such calculations were provided by Parent to the Subsidiary by a "big five" accounting firm mutually agreed upon by Parent and the Subsidiary. The determination of the accounting firm shall be binding upon both Parent and the Subsidiary. The costs, expenses and fees of the accounting firm shall be borne equally by Parent and the Subsidiary.

         10. Administration. The provisions of this Agreement shall be administered by Parent for the benefit of all members of the Affiliated Group.

         11. Adjustments to Income Tax Liability. If the consolidated federal Income Tax liability, or the Income Tax liability of any combined, consolidated, or unitary group, is adjusted for any taxable period, whether by means of an amended return, claim for refund, audit by the IRS or other taxing authority, or by a final judgment by a court of competent jurisdiction or other governmental authority, the Allocated Federal Tax Liability, Allocated Non-Federal Tax Liability, Allocated Federal Tax Benefit, and Allocated Non-Federal Tax Benefit under paragraphs 3 and 5 hereof shall be recomputed to give effect to such adjustments. The



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difference between the recomputed amounts and such originally computed amounts shall be paid by Parent to Subsidiaries within ten days after the refund is received by Parent, or to Parent by Subsidiaries within ten days after a Subsidiary receives notice of such liability from Parent, as the case may be, along with interest at the same rate which the Income tax deficiency or refund described in this Section 11 bears. Any penalty shall be allocated upon such basis as Parent deems just and proper in view of all applicable circumstances.

         12. Term.

                  (a) This Agreement shall apply to the taxable year ending December 31, 2001, and all subsequent taxable years through the due date of the Intercompany Note, unless both Parent and Subsidiaries agree in writing to terminate the Agreement. Notwithstanding any termination, this Agreement shall continue in effect with respect to any payment or refunds due for all taxable periods prior to termination.

                  (b) If a Subsidiary leaves the Affiliated Group, it shall be bound by this Agreement for all taxable periods, or portions thereof, during which such Subsidiary was a member of the Affiliated Group.

         13. Costs. Parent will have the responsibility for conducting all IRS examinations for the Affiliated Group, and all audits, inquiries or other proceedings by a governmental authority involving any Combined Returns. All expenses of the examination and of defending any adjustments or proposed adjustments which are directly identifiable with a Subsidiary shall be billed to, and paid by, such Subsidiary. In addition, all costs and expenses not directly identifiable with Parent or a Subsidiary will be allocated by Parent in an equitable manner. Subsidiaries agree that any adjustment to taxable income or loss arising out of an examination of Parent by the IRS or another taxing authority will be computed on the basis of agreements reached by Parent and the IRS or such taxing authority, or on the basis of a decision of the Tax Court or other courts of competent jurisdiction, where applicable. The redetermined tax liability resulting from such adjustment shall be used to determine the amount due under paragraph 8 of this Agreement.

         14. Change in Law. Any alteration, modification, addition, deletion, or other change in the consolidated income tax return provisions of the Code or the Treasury Regulations, or to the provisions of any state, local or foreign Income Tax law relating to combined, consolidated or unitary groups, shall automatically be applicable to this Agreement.

         15. Miscellaneous.

                  (a) Except as otherwise provided herein, this Agreement cancels and supersedes any and all previously existing agreements relating to the sharing of any federal, state, local or foreign Income Tax liabilities.

                  (b) This Agreement shall bind and inure to the respective successors and assigns of the parties hereto.

                  (c) This Agreement shall be governed by the laws of the State of Delaware.



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         IN WITNESS WHEREOF, the parties hereto have caused their names to be subscribed and executed by their respective authorized officers on the dates indicated, effective as of the date first written above.

                                     OAKHURST COMPANY, INC.


                                     By:      Maarten Hemsley
                                        ----------------------------------------
                                     Its:     President
                                         ---------------------------------------


                                     STERLING CONSTRUCTION COMPANY


                                     By:      /s/ Patrick Manning
                                        ----------------------------------------
                                     Its:     President
                                         ---------------------------------------


                                     STEEL CITY PRODUCTS, INC.


                                     By:  Maarten Hemsley
                                        ----------------------------------------
                                     Its:     President
                                         ---------------------------------------


                                     OAKHURST MANAGEMENT, INC.


                                     By:      Maarten Hemsley
                                        ----------------------------------------
                                     Its:     President
                                         ---------------------------------------


                                     OAKHURST TECHNOLOGY, INC.


                                     By:      Maarten Hemsley
                                        ----------------------------------------
                                     Its:     President
                                         ---------------------------------------

                                     OAKHURST HOLDINGS, INC.


                                     By:      Maarten Hemsley
                                        ----------------------------------------
                                     Its:     President
                                         ---------------------------------------



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